Exhibit 99.1

Contacts:	Tran Nguyen / CFO Somaxon Pharmaceuticals, Inc. (858) 876-6500 Rob Whetstone PondelWilkinson, Inc. (310) 279-5963

SOMAXON PHARMACEUTICALS ANNOUNCES
PARAGRAPH IV ANDA FILING FOR SILENOR

SAN DIEGO, CA –October 18, 2010 - Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX), a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area, today announced that the website of the U.S. Food and Drug Administration (FDA) indicates that an Abbreviated New Drug Application (ANDA) for a generic version of Silenor® (doxepin) 3 mg and 6 mg was submitted on September 16, 2010. Somaxon has not received a Paragraph IV certification with respect to this ANDA filing.

Somaxon intends to vigorously enforce its intellectual property rights relating to Silenor. Silenor is protected by eight patents covering the method of use of the product and its formulation, all of which are listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book. Under the FDA’s rules and regulations, if Somaxon initiates a patent infringement suit to defend the patents identified in any Paragraph IV notice it receives within 45 days after its receipt of such notice, the FDA is prevented from approving the ANDA until the earlier of 30 months, the expiration of the patents at issue or a decision in the infringement case that all of such patents are not infringed or invalid.

About Somaxon Pharmaceuticals, Inc.

Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area. Somaxon’s product Silenor (doxepin), now available by prescription in the United States, is indicated for the treatment of insomnia characterized by difficulty with sleep maintenance.

For more information, please visit the company’s web site at www.somaxon.com.

Safe Harbor Statement

Somaxon cautions readers that statements included in this press release that are not a description of historical facts are forward-looking statements. For example, statements regarding Somaxon’s intention to vigorously enforce its patent rights are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents; the possible introduction of generic competition of Silenor; Somaxon’s ability to successfully commercialize Silenor; Somaxon’s dependence on sales of Silenor; Somaxon’s reliance on its co-promotion partner, Procter & Gamble, and its contract sales force provider, Publicis, for critical aspects of the commercial sales process for Silenor; the performance of Procter & Gamble and Publicis and their adherence to the terms of their contracts with Somaxon; the ability of Somaxon’s sales management personnel to effectively manage the sales representatives employed by Publicis; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully launch commercial sales or meet anticipated market demand; Somaxon’s ability to raise sufficient capital to fund its operations, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.